CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Churchill Tax-Free Fund of Kentucky and to the use of our reports dated February 26, 2010 on the financial statements and financial highlights of Churchill Tax-Free Fund of Kentucky.   Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 28, 2010